UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       April 26, 2005

AVNET, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction Of incorporation)	1-4224 (Commission File Number)	11-1890605 (IRS Employer Identification No.)

2211 South 47th Street, Phoenix, Arizona (Address of principal executive offices)	85034 (Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code.)

N/A

(Former name and former address, if changed since last report.)

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 2.1
Exhibit 99.1

Item 1.01 Entry into a Material Definitive Agreement

On April 26, 2005, Avnet, Inc. (“Avnet”) entered into a securities acquisition agreement (the “Securities Acquisition Agreement”) with Memec Group Holdings Limited (“Memec”) and certain shareholders of Memec pursuant to which Avnet will acquire all of the issued share capital of Memec and certain bonds of Memec issued to its shareholders in a stock and cash transaction. Under the terms of the Securities Acquisition Agreement, Memec investors will receive a total of approximately 24.011 million shares of Avnet common stock plus approximately $64 million of cash. The acquisition is valued as of today at approximately $676 million, including the assumption of approximately $194 million of Memec’s net debt. The closing of the transaction, which is subject to customary regulatory approvals, is anticipated in 60 to 90 days. A copy of the press release announcing the transaction is being furnished and is attached hereto as Exhibit 99.1.

The foregoing description of the Securities Acquisition Agreement is not complete and is qualified in its entirety by the Securities Acquisition Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description

2.1	Securities Acquisition Agreement, dated April 26, 2005, by and among Avnet, Inc. and the sellers named therein and Memec Group Holdings Limited.
99.1	Press Release, dated April 26, 2005.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2005	AVNET, INC. Registrant

	By:	/s/ Raymond Sadowski

Name: Raymond Sadowski Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Securities Acquisition Agreement, dated April 26, 2005, by and among Avnet, Inc. and the sellers named therein and Memec Group Holdings Limited.
99.1	Press Release, dated April 26, 2005.